Exhibit 4.1

FORM OF STOCK CERTIFICATE

BUDA JUICE, INC.

NUMBER COMMON STOCK		SHARES COMMON STOCK

	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 11882T 106

This certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

BUDA JUICE, INC.

transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney, upon the surrender of this certificate properly endorsed. This Certificate is not valid until countersigned registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC
TRANSFER AGENT AND REGISTRAR

BY

Authorized Signature

[Reverse Side of Stock Certificate]

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and of the authority, if any, of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Such request may be made to the Secretary of the Corporation or to the Transfer Agent named on this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor)
TEN ENT	-	as tenant by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said stock registered on the books of the within-named Corporation with full power of substitution in the premises.

Dated

SIGNATURE(S) GUARANTEED:	Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.